EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Bioheart, Inc. on Form S-1 of our report dated May 10, 2011appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RBSM LLP

New York, New York

January 19, 2012

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